Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

               We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2005 relating to the financial statements of Douglas Elliman Realty, LLC as of and for the year ended December 31, 2004, which appears in Vector Group Ltd.’s Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Melville, New York
May 19, 2005